Exhibit 10.37

DAVIDSTEA INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FEBRUARY 24, 2014

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6.6.	Amendments and Waivers	26
6.7.	Severability	27
6.8.	Aggregation of Shares	27
6.9.	Entire Agreement	27
6.10.	Delays or Omissions	27
6.11.	Acknowledgment	27

Schedule A	-	Schedule of Investors

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AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT is made as of the 24th day of February, 2014, by and among DAVIDsTEA Inc., a Canadian corporation (the “Company”), each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor”, Rainy Day Investments Ltd. and David Segal (individually a “Founder” and collectively the “Founders”) and Capital GVR Inc. (the “Director Investor”).

RECITALS

WHEREAS, the Company and the Investors have entered into a Series A Preferred Shares Subscription and Purchase Agreement on April 3, 2012 (the “Subscription and Purchase Agreement”);

WHEREAS, the Company, the Investors and the Founders have entered into an investors’ right agreement on April 3, 2012 (the “Original Investors’ Right Agreement”) to govern the rights of the Investors to cause the Company to qualify for distribution to the public or register Common Shares issuable to the Investors, to receive certain information from the Company, and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in the Original Investors’ Right Agreement;

WHEREAS, on February 24, 2014, the articles of the Company were amended in order to create a third series of Preferred Shares designated as Series A-1 Preferred Shares;

WHEREAS, on February 24, 2014, the Company issued an aggregate amount of 681,073 Series A-1 Preferred Shares to the Investors, Rainy Day and the Director Investor.

AND WHEREAS it is considered desirable to amend and restate the terms of the Original Investors’ Right Agreement on the terms set out herein;

NOW, THEREFORE, the parties hereby agree as follows:

1.                                      Definitions. For purposes of this Agreement:

1.1.                            “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2.                            “Amended Articles” means the Company’s Articles of Amendment, as they are at the relevant time.

1.3.                            “Canadian Securities Laws” means all applicable securities laws and the instruments, regulations, rules and orders made thereunder and all applicable policies and notices of the securities regulatory authorities in any jurisdiction in Canada.

1.4.                            “Common Shares” means the Company’s common shares.

1.5.                            “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under applicable Canadian or United States federal or state laws, including the Securities Act, the Exchange Act and Canadian Securities Laws, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any prospectus or registration statement of the Company or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, Canadian Securities Laws or United States state securities laws, including any instrument, rule or regulation promulgated thereunder.

1.6.                            “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Shares, including options and warrants.

1.7.                            “Director Investor” shall mean Capital GVR Inc.

1.8.                            “Director Investor Registrable Securities” shall have the meaning set forth in Section 1.31.

1.9.                            “DS Registrable Securities” shall have the meaning set forth in Section 1.31.

1.10.                     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.11. “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a share option, share purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, other than selling shareholder and similar information; or (iv) a registration in which the only Common Shares being registered are Common Shares issuable upon conversion of debt securities that are also being registered.

1.12. “First Offeree” means each of the Investors, Rainy Day and, as long as he is rendering services to the Company as a director or officer, David Segal or either of the Director Investor, as the case may be.

1.13. “Form S-1” and “Form F-I” means, in each case, such form under the Securities Act as in effect on April 3, 2012 or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.14. “Form S-3” and “Form F-3” means, in each case, such form under the Securities Act as in effect on April 3, 2012 or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.15. “Founder” shall mean each of Rainy Day and David Segal.

1.16. “GAAP” means generally accepted accounting principles in the United States.

1.17. “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.18. “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.19. “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.20. “Investor Registrable Securities” shall have the meaning set forth in Section 1.31.

1.21. “IPO” means a Qualified IPO, as defined in the Amended Articles.

1.22. “Junior Preferred Shares” means the Company’s Junior Preferred Shares.

1.23. “Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee who, either alone or in concert with others, (i) develops, invents, programs, or designs any Company Intellectual Property (as defined in the Subscription and Purchase Agreement) or (ii) has access to Company Intellectual Property or access to any other Company confidential information and/or trade secrets.

1.24. “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.25. “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.26. “Preferred Shares” means, collectively, the Junior Preferred Shares, the Series A Preferred Shares and the Series A-1 Preferred Shares.

1.27. “Qualifying Jurisdiction” means the Province of Ontario.

1.28. “Rainy Day” means Rainy Day Investments Ltd.

1.29. “Rainy Day Director” means any director of the Company that Rainy Day is entitled to designate pursuant to the Voting Agreement.

1.30. “Rainy Day Registrable Securities” shall have the meaning set forth in Section 1.31.

1.31. “Registrable Securities” means (i) the Common Shares issuable or issued upon conversion of the Series A Preferred Shares or the Series A-1 Preferred Shares, and any Common Shares, or any Common Shares issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after April 3, 2012 (“Investor Registrable Securities”); (ii) the Common Shares issuable or issued upon conversion of the Series A Preferred Shares, Series A-1 Preferred Shares, Junior Preferred Shares, and any Common Shares, or Common Shares issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, held by Rainy Day (“Rainy Day Registrable Securities”); (iii) the Common Shares issuable or issued upon conversion of the Junior Preferred Shares and any Common Shares, or any Common Shares issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, held by David Segal (“DS Registrable Securities”) provided, however, that such DS Registrable Securities shall not be deemed Registrable Securities and DS shall not be deemed a Holder for the purposes of Subsections 2.1, 2.10, 3.1, 3.2 and 6.6; and (iv) the Common Shares issuable or issued upon conversion of the Series A-1 Preferred Shares, and any Common Shares, or any Common Shares issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, held by the Director Investor (“Director Investor Registrable Securities”), provided, however, that such Director Investor shall not be deemed an Initiating Holder for purposes of Subsection 2.1 and shall have no rights under Subsection 3.2; and (iv) any Common Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i), (ii) and (iii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

1.32. “Registrable Securities then outstanding” at any given time means the number of Registrable Securities that are outstanding at such time.

1.33. “Restricted Securities” means the securities of the Company required to bear the legend set forth in Subsection 2.12(b) hereof.

1.34. “SEC” means the Securities and Exchange Commission.

1.35. “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.36. “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.37. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.38. “Selling Expenses” means all underwriting discounts, selling commissions, and share transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.39. “Series A Director” means any director of the Company that the holders of record of the Series A Preferred Shares are entitled to elect pursuant to the Amended Articles.

1.40. “Series A Preferred Shares” means the Company’s Series A Preferred Shares.

1.41. “Series A-1 Preferred Shares” means the Company’s Series A-1 Preferred Shares.

1.42. “Voting Agreement” means the Amended and Restated Voting Agreement among the Company, the Investors and the other shareholders of the Company dated February 24, 2014.

2.                                      Registration Rights. The Company covenants and agrees as follows:

2.1.                            Demand Registration.

(a)                                 Form S-1 Demand. If at any time after the earlier of (i) April 3, 2015 or (ii) one hundred eighty (180) days after the effective date of the registration statement for an IPO completed under United States securities laws, the Company receives a request from Holders of twenty percent (20%) of the Investor Registrable Securities or from Holders of twenty percent (20%) of the Rainy Day Registrable Securities that the Company file a Form S-1 or Form F-1 or similar long form registration statement with respect to all or part of the Registrable Securities held by such Holders, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within ninety (90) days after the date such request is given by the Initiating Holders, file a Form S-1 or Form F-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(d), Subsection 2.1(e) and Subsection 2.3.

(b)                                 Form S-3 Demand. If at any time when it is eligible to use a Form S-3, F-3 or S-10 registration statement, the Company receives a request from Holders of Registrable Securities then outstanding that the Company file a Form S-3, F-3 or S-10 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $1 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3, F-3 or S-10 registration statement under the Securities Act (and any related qualification or compliance documents or information) covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(d), Subsection 2.1(f) and Subsection 2.3.

(c)                                  Canadian Demand Qualification. If at any time after the earlier of (i) April 3, 2015 or (ii) one hundred eighty (180) days after the effective date of final prospectus for an IPO completed under Canadian Securities Laws, the Company receives a request from Holders of twenty percent (20%) of the Investor Registrable Securities or from the Holders of twenty percent (20%) of the Rainy Day Registrable Securities that the Company file a prospectus under Canadian Securities Laws qualifying for distribution all or part of the Registrable Securities held by such Holders, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within ninety (90) days after the date such request is given by the Initiating Holders, file a prospectus in the Qualifying Jurisdiction in order to qualify for distribution all Registrable Securities that the Initiating Holders requested to be included in a distribution and any additional Registrable Securities requested to be included in such distribution by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(d), Subsection 1.2(e) and Subsection 2.3.

(d)                                 Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration or distribution pursuant to this Subsection 2.1 a certificate signed by an officer of the Company stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its shareholders either for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective or for the Company to file a prospectus in the Qualifying Jurisdiction, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act, Exchange Act or Canadian Securities Laws, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not during such ninety (90) day period (i) register any securities for its own account or that of any other shareholder other than pursuant to a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a share option, share purchase, or similar plan; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or a registration in which the only Common Shares being registered are Common Shares issuable upon conversion of debt securities that are also being registered or (ii) or file a prospectus in any Canadian jurisdiction.

(e)                                  The Company shall not be obligated to effect, or to take any action to effect, any registration or qualification pursuant to Subsections 2.1(a)(i) or 2.1(c)(i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration or qualification, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement or final prospectus to become effective; (ii) after the Company has effected two registrations or distributions pursuant to this Subsection 2.1; or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b).

(f)                                   The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request.

(g)                                  Subject to Subsection 2.3(a), a registration shall not be counted as “effected” for purposes of Subsections 2.1(e) and (f) until such time as the applicable registration statement has been declared effective by the SEC and a prospectus shall not be considered “effective” for purposes of Subsections 2.1(e) and (f) until such time as the Company has filed and received receipts for such final prospectus from the Qualifying Jurisdiction, unless the Initiating Holders withdraw their request for such registration or qualification, elect not to pay the expenses therefor, and forfeit their right to one demand registration statement or qualification pursuant to Subsection 2.6, in which case such withdrawn registration statement or prospectus shall be counted as “effected” or “effective”, as the case may be, for purposes of Subsections 2.1(e) and (f).

2.2.                            Company Registration.

(a)                                 If the Company proposes to register (including, for this purpose, a registration effected by the Company for shareholders other than the Holders) any of its Common Shares under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

(b)                                 If the Company proposes to file a preliminary prospectus under any Canadian Securities Laws (including, for this purpose, a prospectus filed by the Company for shareholders other than the Holders) in connection with the sale of its Common Shares solely for cash, the Company shall, at such time, promptly give each Holder notice of such filing. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be included in the filing and sold pursuant to such prospectus all of the Registrable Securities that each such Holder has requested to be included in such distribution. The Company shall have the right to terminate or withdraw any prospectus filing initiated by it under this Subsection 2.2 before receiving a receipt for a final prospectus, whether or not any Holder has elected to include Registrable Securities in such distribution. The expenses (other than Selling Expenses) of such withdrawn filing shall be borne by the Company in accordance with Subsection 2.6.

2.3.                            Underwriting Requirements.

(a)                                 If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Initiating Holders, subject to the reasonable approval of the Board of Directors of the Company (including at least one Series A Director). In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration or qualification shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(a)(v) and Subsection 2.4(b)(v) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b)                                 In connection with any offering involving an underwriting of shares of the Company pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other shareholder’s securities are included in such offering, or (iii) notwithstanding (ii) above, any Registrable Securities which are not DS Registrable Securities or Director Investor Registrable Securities be excluded from such underwriting unless all DS Registrable Securities and Director Investor Registrable Securities are first excluded from such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, shareholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)                                  For purposes of Subsection 2.1, (i) a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included and (ii) a prospectus shall not be counted as “effective” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such distribution are actually included.

2.4.                            Obligations of the Company.

(a)                                 Whenever required under this Section 2 to effect the registration of any Registrable Securities under the Securities Act, the Company shall, as expeditiously as reasonably possible:

i.                                          prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Shares (or other securities) of the Company, from selling any securities included in such registration;

ii.                                       prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement for the period set forth in Subsection 2.4(a)(i);

iii.                                    furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

iv.                                   use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

v.                                      in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such agreement;

vi.                                   use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

vii.                                provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

viii.                             promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

ix.                                   notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

x.                                      after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

(b)                                 Whenever required under this Section 2 to effect the qualification of any Registrable Securities under Canadian Securities Laws, the Company shall, as expeditiously as reasonably possible:

i.                                          prepare and file with the securities regulatory authorities of the Qualifying Jurisdiction a preliminary prospectus and final prospectus with respect to such Registrable Securities and use its commercially reasonable efforts to obtain a receipt in respect of the final prospectus and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such prospectus effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the prospectus has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Shares (or other securities) of the Company, from selling any securities included in such distribution;

ii.                                       ensure that the prospectus contains the disclosure required by, and conforms in all material respects to the requirements of, the applicable provisions of Canadian Securities Laws and furnish to the Holders copies of each of the preliminary prospectus and final prospectus and such other documents as they may reasonably request to facilitate the disposition of Registrable Securities by them;

iii.                                    prepare and file with the securities regulatory authority in the Qualifying Jurisdiction any amendments and supplements to the prospectus that may be necessary to comply with Canadian Securities Laws with respect to the distribution of all securities qualified by such prospectus prepare and file with the securities regulatory authorities of the Qualifying Jurisdiction such amendments and supplements to such prospectus, as may be necessary to comply with Canadian Securities Laws in order to enable the disposition of all securities covered by such prospectus;

iv.                                   in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such agreement;

v.                                      furnish, at the request of any Holder requesting qualification of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with an offering pursuant to this

Agreement, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date on which a final receipt is issued in respect of a final prospectus by or on behalf of the securities regulatory authorities in the Qualifying Jurisdiction:

(A)                               an opinion or opinions, dated such date, of counsel representing the Company for the purposes of such offering, in form and substance as is customarily given by issuer counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting qualification of Registrable Securities; and

(B)                               a letter dated such date, from the auditors of the Company, in form and substance as is customarily given by auditors to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting qualification of Registrable Securities, but only if such Holders have made such representations and furnished such undertakings as such auditors may reasonably require therefor;

vi.                                   keep each Holder whose Registrable Securities are being qualified reasonably advised of the status of such qualification;

vii.                                use its commercially reasonable efforts to cause all such Registrable Securities covered by such prospectus to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

viii.                             provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the date on which a final receipt is issued in respect of a final prospectus by or on behalf of the securities regulatory authorities in the Qualifying Jurisdiction;

ix.                                   promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such prospectus, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such prospectus and to conduct appropriate due diligence in connection therewith; and

x.                                      notify each selling Holder, promptly after the Company receives notice thereof, of the Company’s receiving a final receipt in respect of a final prospectus issued by or on behalf of the securities regulatory authorities in the Qualifying Jurisdiction.

(c)                                  To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5.                            Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration or qualification of such Holder’s Registrable Securities.

2.6.                            Expenses. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration or qualification request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or qualified (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration or qualification), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration or qualification pursuant to Subsection 2.1(a), Subsection 2.1(b) or Subsection 2.1(c), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration or qualification pursuant to Subsection 2.1(a), Subsection 2.1(b) or Subsection 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered or qualified on their behalf.

2.7.                            Delay of Registration or Qualification. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration or qualification pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8.                            Indemnification.  If any Registrable Securities are included in a registration statement or prospectus under this Section 2:

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and shareholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act or under Canadian Securities Laws, as the case may be) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act or under Canadian Securities Laws, as the case may be, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)                                 To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement or prospectus filed with any Canadian securities regulatory authority, each Person (if any), who controls the Company (within the meaning of the Securities Act or under Canadian Securities Laws, as the case may be), legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act or under Canadian Securities Laws, as the case may be), any other Holder selling securities in such registration statement or under such prospectus, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration or qualification; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering actually received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d)                                 To provide for just and equitable contribution to joint liability under the Securities Act or under Canadian Securities Laws, as the case may be, in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act or under Canadian Securities Laws, as the case may be, may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)                                   Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9.                            Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)                                 make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)                                 use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)                                  furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10.                     Limitations on Subsequent Registration and Qualification Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Investor Registrable Securities and majority of the Rainy Day Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included, (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder or (iii) allow such holder or prospective holder to initiate a demand for qualification of any securities held by such holder or prospective holder for distribution under Canadian Securities Laws.

2.11. “Market Stand-off” Agreement. Each Holder hereby agrees that, upon the request of the Company or the managing underwriter, it will not, without the prior written consent of the Company and the managing underwriter, as the case may be, during the period commencing on the date of either (i) the final prospectus relating to the registration by the Company of its Common Shares or any other equity securities under the Securities Act on a registration statement on Form S-1 or F-1 or (ii) the date on which the Company receives a final receipt in respect of a final prospectus issued by or on behalf of the securities regulatory authorities in the Qualifying Jurisdiction, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO) (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Shares held immediately before the effective date of the registration statement or final prospectus for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder; provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein; and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers, directors and holders of more than one percent (1%) of the Company’s outstanding Common Shares (after giving effect to the conversion of all outstanding Series A Preferred Shares and Series A-1 Preferred Shares) are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all shareholders. The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such public offering that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

2.12. Restrictions on Transfer.

(a)                                 The Preferred Shares and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act and Canadian Securities Laws. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Shares and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)                                 Each certificate or instrument representing (i) the Preferred Shares, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any share split, share dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR QUALIFIED UNDER APPLICABLE CANADIAN SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION, OR A VALID EXEMPTION FROM THE REGISTRATION OR QUALIFICATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT OR APPLICABLE CANADIAN SECURITIES LAWS.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c)                                  The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction or the Company has received a final receipt in respect of a final prospectus issued by or on behalf of the securities regulatory authorities in the Qualifying Jurisdiction and the Restricted Securities can be freely traded under Canadian Securities Laws, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by, in the case of a transaction to which United States securities laws apply, either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, and, in the case of a transaction to which Canadian Securities Laws apply, a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction will be exempt from the registration and prospectus requirements under Canadian Securities Laws, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13. Termination of Registration and Qualification Rights. The right of any Holder to request registration or qualification of Registrable Securities or inclusion of Registrable Securities in any registration or distribution pursuant to Subsection 2.1 or Subsection 2.2 shall terminate upon the earliest to occur of:

(a)                                 the closing of a Deemed Liquidation Event, as such term is defined in the Amended Articles;

(b)                                 subject to any contractual commitments to the contrary, such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s Registrable Securities without limitation during a three-month period without registration and the Holder is able to freely and immediately sell all of such Holder’s Registrable Securities without a prospectus or resort to a prospectus exemption under the applicable Canadian Securities Laws; and

(c)                                  the fifth (5th) anniversary of the IPO.

3.                                      Information and Observer Rights.

3.1.                            Delivery of Financial Statements. The Company shall deliver to each Investor, Founder and Director Investor:

(a)                                 as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Subsection 3.1(c)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of shareholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b)                                 as soon as practicable, but in any event within thirty (30) days of the end of each month, (i) an unaudited balance sheet as of the end of such month, (ii) unaudited income statement and statement of cash flows for such month, and a comparison between (x) the actual amounts as of and for such month and (y) the comparable amounts included in the Budget (as defined in Subsection 3.1(c)) for such month, (iii) statement of shareholders’ equity as of the end of such month, each prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP), and (iv) a report on employee and consultant headcount as of the end of such month;

(c)                                  as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the

“Budget”), prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

(d)                                 with respect to the financial statements called for in Subsection 3.1(b), an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Subsection 3.1(b)) and fairly present the financial condition of the Company and its results of operation for the periods specified therein; and

(e)                                  such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Investor or Founder may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Company determines, based on advice of counsel, to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement or preliminary prospectus if it reasonably concludes it must do so to comply with the applicable SEC rules or Canadian Securities Laws; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective or to file and receive a receipt for a preliminary of final prospectus.

3.2.                            Inspection. The Company shall permit each Investor and Founder, at such Investor or Founder ‘s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Investor or Founder; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it determines, based on advice of counsel to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3.                            Termination of Information Rights. The covenants set forth in Subsection 3.1, and Subsection 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act or under Canadian

Securities Laws, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Amended Articles, whichever event occurs first. In addition, the rights of a Founder under Sections 3.1 and 3.2 shall terminate if such Founder violates any non-compete or confidentiality agreement with the Company or if and when such Founder owns less than ten percent (10%) of the outstanding Common Shares (assuming the conversion of all outstanding Series A Preferred Shares and Series A-1 Preferred Shares) and the rights of a Director Investor under Sections 3 and 4 shall terminate when such Director Investor owns less than one percent (1%) of the outstanding Common Shares (assuming the conversion of all outstanding Series A Preferred Shares and Series A-1 Preferred Shares).

4.                                      Rights to Future Share Issuances.

4.1.                            Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each First Offeree. A First Offeree shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among itself and its Affiliates.

(a)                                 The Company shall give notice (the “Offer Notice”) to each First Offeree, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)                                 By notification to the Company within twenty (20) days after the Offer Notice is given, each First Offeree may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Shares issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Shares and any other Derivative Securities then held, by such First Offeree bears to the total Common Shares of the Company then outstanding (assuming full conversion and/or exercise, as applicable of all Preferred Shares and any other Derivative Securities then outstanding). Each First Offeree, in its sole discretion, may condition its purchase of its applicable portion of the New Securities on the purchase of the Company’s sale of all the New Securities offered in the Offer Notice. At the expiration of such twenty (20) day period, the Company shall promptly notify each First Offeree that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Purchaser”) of any other First Offeree’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Purchaser may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which First Offerees were entitled to subscribe but that were not subscribed for by the First Offerees which is equal to the proportion that the Common Shares issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Shares and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Shares issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Shares and any other Derivative Securities then held, by all Fully Exercising Purchasers who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

(c)                                  If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the forty-five (45) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the First Offeree in accordance with this Subsection 4.1.

(d)                                 The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Amended Articles) and (ii) Common Shares issued in the IPO.

(e)                                  The right of first offer set forth in this Subsection 4.1 shall terminate with respect to any First Offeree who sells, transfers or otherwise disposes of more than thirty-three and one-third percent (33’A%) of the Common Shares issued and held (or issuable upon conversion and/or exercise, as applicable, of Preferred Shares and any other Derivative Securities) by such First Offeree and its Affiliates as of the date of this Agreement to one or more third parties (other than to the Company or an Affiliate of such First Offeree). Following any such termination, this Subsection 4.1 shall not apply to such First Offeree for any purpose.

4.2.                            Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, or (ii) upon a Deemed Liquidation Event, as such term is defined in the Amended Articles, whichever event occurs first and, as to each First Offeree, in accordance with Subsection 4.1(e).

5.                                      Additional Covenants.

5.1.                            Employee Agreements. Except as set forth on Schedule 3.19 of the Disclosure Schedule to the Subscription and Purchase Agreement, each Key Employee has entered into a nondisclosure and proprietary rights assignment agreement, and the Company will use commercially reasonable efforts to cause (i) each individual listed on Schedule 3.19 of the Disclosure Schedule to the Subscription and Purchae Agreement and (ii) each Key Employee hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) to enter into a nondisclosure and proprietary rights assignment agreement. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted equity agreement between the Company and any employee, without the consent of the Board of Directors.

5.2.                            Employee Equity. Unless otherwise approved by the compensation committee of the Board of Directors (or if the Company has not established a compensation committee, the Board of Directors), all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of the Company’s share capital after April 3, 2012 shall be required to execute restricted share or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months and (ii) a market stand-off provision substantially similar to that in Subsection 2.11. In addition, unless otherwise approved by the compensation committee of the Board of Directors (or if the Company has not established a compensation committee, the Board of Directors), the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted shares.

5.3.                            Matters Requiring Investor Director Approval. So long as the holders of Series A Preferred Shares are entitled to elect a Series A Director, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, which approval must include the affirmative vote of all the Series A Directors and a majority of the Rainy Day Directors:

(a)                                 approve the annual operating and capital budget of the Company;

(b)                                 increase the number of Common Shares reserved for issuance to employees or directors of, or consultants or advisors to the Company pursuant to the Company’s employee share or option plans previously approved by the Board of Directors;

(c)                                  incur any aggregate indebtedness for borrowed money in excess of the principal amount of Cdn$10,000,000;

(d)                                 make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business;

(e)                                  otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, except for transactions contemplated by this Agreement, the Subscription and Purchase Agreement, and the Transaction Agreements (as defined in the Subscription and Purchase Agreement);

(f)                                   subject to Section 9 of the Amended and Restated Voting Agreement, hire, terminate, or change the compensation of the executive officers, including approving any option grants or share awards to executive officers;

(g)                                  appoint a new Chief Executive Officer of the Company;

(h)                                 change the principal business of the Company, enter new lines of business, or exit the current line of business; or

(i)                                     amend the terms of the Rainy Day Debt (as defined in the Subscription and Purchase Agreement).

5.4.                            Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least once every eight (8) weeks in accordance with an agreed-upon schedule. The Company shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and in performance of their duties as directors of the Company. The Company shall cause to be established, as soon as practicable following the date of this Agreement, and will maintain, an audit and compensation committee, each of which shall include at least one Series A Director and one Rainy Day Director. The audit committee shall consist solely of non-employee directors.

5.5.                            Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Amended Articles, or elsewhere, as the case may be.

5.6.                            Taxable Canadian Property. The Company covenants and agrees that, subject to the consent of the Investors, at no time will more than fifty percent (50%) of the fair market value of the Preferred Shares or Common Shares of the Company be derived directly or indirectly from one or any combination of real or immovable property situated in Canada, Canadian resource property, timber resource propoerty, and any options or interests in respect thereof.

5.7.                            [intentionally omitted.]

5.8.                            Termination of Covenants. The covenants set forth in this Section 5, except for Subsection 5.5, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or (ii) upon a Deemed Liquidation Event, as such term is defined in the Amended Articles, whichever event occurs first.

6.                                      Miscellaneous.

6.1.                            Successors and Assigns.  The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate or a shareholder of a Holder; or (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2.                            Governing Law. This Agreement shall be governed by the laws of the Province of Quebec and the federal laws of Canada applicable therein.

6.3.                            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4.                            Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5.                            Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A or Schedule B (as applicable) hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy shall also be sent to Stikeman Elliott LLP, 1155 Rene-Levesque Boulevard West, 40th Floor, Montreal, QC, Canada H3B 3V2, Attention: Sidney M. Horn, and if notice is given to the Investors, a copy shall also be given to Wilmer Cutler Pickering Hale and non LLP, P, 60 State Street, Boston, MA 02109, Attention: Mark G. Borden.

6.6.                            Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company, the holders of a majority of the Rainy Day Registrable Securities and the holders of a majority of the Investor Registrable Securities; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor or Director Investor without the written consent of such Investor or Director Investor, unless such amendment, termination, or waiver applies to all Investors and, in the case of the Director Investor, to all Investors and the Director Investor, in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors and Director Investor in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors or Director Investor may nonetheless, by agreement with the Company, purchase securities in such transaction). The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7.                            Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8.                            Aggregation of Shares. All shares of Registrable Securities held or acquired by (a) Affiliates or shareholders of Holders, (b) a member of Holder’s Immediate Family, or (c) a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9.                            Entire Agreement. This Agreement (including any Schedules and Exhibits hereto), together with the Amended Articles and the other Transaction Agreements (as defined in the Subscription and Purchase Agreement), as amended and restated from time to time, constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.10.                     Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.11.                     Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this

Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

6.12.                     Language. The parties have expressly requested and are satisfied that the present document be drafted in English; Les parties aux présentes reconnaissent avoir demandé et être satisfaits de la rédaction en anglais de la présente.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above,

COMPANY:

DAVIDsTEA Inc.

By:	/s/ Jevin Eagle
Name: Jevin Eagle
Title: CEO

Address:

INVESTORS:

Highland Consumer Fund I Limited Partnership

By: Highland Consumer GP Limited Partnership,
its General Partner

By: Highland Consumer GP GP LLC,
its General Partners

By:	/s/ Authorized Person
Authorized Manager

Highland Consumer Fund I-B Limited Partnership

By: Highland Consumer GP Limited Partnership,
its General Partner

By: Highland Consumer GP GP LLC,
its General Partner

By:	/s/ Authorized Person
Authorized Manager

Highland Consumer Entrepreneurs Fund I Limited Partnership

By: Highland Consumer GP Limited Partnership,
its General Partner

By: Highland Consumer GP GP LLC,
its General Partner

By:	/s/ Authorized Person
Authorized Manager

INVESTORS:

Whil Concepts Inc.

By:	/s/ Dennis J. Wilson
Name:	Dennis J. Wilson
Title:	Director

INVESTORS:

Rainy Day Investments Ltd.

By:	/s/ Herschel Segal
Name:	Herschel Segal
Title:

DIRECTOR INVESTOR:

Capital GVR Inc.

By:	/s/ Pierre Michaud
Name:	Pierre Michaud
Title:

FOUNDERS:

Rainy Day Investments Ltd.

By:	/s/ Herschel Segal
Name:	Herschel Segal
Title:

David Segal

By:	/s/ David Segal
Name:	David Segal

SCHEDULE A

INVESTORS

Highland Consumer Fund I Limited Partnership

c/o Highland Capital Partners, LLC

One Broadway, 16th Floor

Cambridge, MA 02142

Attention: General Counsel

Facsimile: 781-861-5499

Highland Consumer Fund I-B Limited Partnership

c/o Highland Capital Partners, LLC

One Broadway, 16th Floor

Cambridge, MA 02142

Attention: General Counsel

Facsimile: 781-861-5499

Highland Consumer Entrepreneurs Fund I Limited Partnership

c/o Highland Capital Partners, LLC

One Broadway, 16th Floor

Cambridge, MA 02142 Attention: General Counsel

Facsimile: 781-861-5499

0936441 B.C. Ltd

#2-2108 West 4th Avenue

Vancouver, B.C.

Canada

V6K 1N6

Telephone: (604) 737-7232

Facsimile: (604) 737-7267

Rainy Day Investments Ltd.